Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Aircastle Limited
Julia Hallisey
Tel: + 1-203-504-1063
Aircastle Purchases One Boeing Model 737-800
Stamford, CT. June 10, 2010 — Aircastle Limited (NYSE: AYR) announced today that it has purchased one Boeing Model 737-800 new generation aircraft and placed it on lease to Travel Service Airline of the Czech Republic. Travel Service Airline is the largest Czech private carrier and one of the fastest growing charter airline companies in Central Europe.
Aircastle CEO Ron Wainshal commented, “This new investment highlights what Aircastle does best – match up excellent investment values on modern aircraft with strong leases and quality counterparties. We look forward to building on our relationship with Travel Service Airline.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2010 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 59 lessees located in 33 countries.
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